UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 26, 2005

CITIZENS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD, LOUISVILLE, KENTUCKY	40243

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 244-2420

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2005, the Registrant entered into an Executive Employment Agreement with Michael S. Williams whereby Mr. Williams shall serve as Vice President of Marketing for Life & Health Products of the Registrant and as Senior Vice President of Marketing for Life & Health Products of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant, effective May 31, 2005. The agreement terminates on May 31, 2006, subject to extension by the Registrant and Mr. Williams but in no event beyond May 31, 2011. Under the agreement, Mr. Williams will be paid an annual base salary of $100,000 for the remainder of calendar year 2005 and $125,000 for calendar year 2006 and will receive a one-time guaranteed bonus of $15,000 and be eligible to receive a guaranteed bonus on April 1, 2006 in the amount of $20,000, less any bonuses which Mr. Williams may receive under any other bonus plans established by the Registrant. Registrant will reimburse Mr. Williams for certain expenses incurred by Mr. Williams in relocating from Duncan, South Carolina to Louisville, Kentucky.

If, prior to May 31, 2011, Mr. Williams resigns for Good Reason or is terminated For Convenience of Employer, he will receive a severance benefit in the amount of up to six (6) months salary less any unemployment compensation benefits he may receive. Mr. Williams is also entitled to a severance benefit in the amount of six (6) months salary in the event the agreement is terminated on or before May 31, 2010 by Registrant's election not to extend the agreement. For purposes of Mr. Williams’ agreement, “Good Reason” means a breach by the Registrant of the agreement which is not cured by the Registrant within 10 days after notice of breach by Mr. Williams. “For Convenience of Employer” means a termination of Mr. Williams’ employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Williams’ material breach of the agreement, which breach continues for a period of 10 days after notice of breach by the Registrant; (b) Mr. Williams’ failure to adhere to any written policy of the Registrant if Mr. Williams has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the 10 day period preceding termination of the agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Williams.

A copy of the Executive Employment Agreement is included in Item 9.01 of this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)     On May 26, 2005, the Registrant appointed Michael S. Williams as Vice President of Marketing for Life & Health Products of the Registrant and as Senior Vice President of Marketing for Life & Health Products of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant, effective May 31, 2005.

Mr. Williams, age 56, was previously employed as an independent insurance agent with Assurant Preneed (formerly Fortis Family) beginning in January 2004 and as Regional Vice President of Assurant Preneed from 1998 to 2003. Mr. Williams served as Regional Vice President of Liberty Preneed Group from 1993 to 1998. Mr. Williams received a Bachelor of Science degree in Mathematics from Mississippi State University.

See the disclosures under Item 1.01 above for the material terms of Mr. Williams’ employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Executive Employment Agreement dated May 26, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: May 26, 2005
By: /s/ Len E. Schweitzer Len E. Schweitzer
Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Executive Employment Agreement dated May 26, 2005.

5